090831000 477

New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
One Commerce Plaza, 99 Washington Avenue
Albany, NY 12231
www.dos.state.ny.us

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF

NEXXNOW, INC.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is:
NEXXNOW, INC.

If the name of the corporation has been changed, the name under which it was formed is:
Safe Harbour Health Care Properties, Ltd.

SECOND: The date of filing of the certificate of incorporation with the Department of State is:
November 12, 1998

THIRD: The amendment effected by this certificate of amendment is as follows: (Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the corporation would read as follows: Paragraph *First* of the Certificate of Incorporation relating to *the corporation name* is hereby amended to read as follows: *First: The name of the corporation is ... (new name) ...*)

Paragraph First of the Certificate of Incorporation relating to
The Corporation name

is hereby amended to read in its entirety as follows:
First: The name of the corporation is InoLife Technologies, Inc.

090831000477

090831 000

Paragraph of the Certificate of Incorporation relating to

is hereby amended to read in its entirety as follows:

FOURTH: The certificate of amendment was authorized by: *(Check the appropriate box)*

☐ The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

☒ The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

(Signature)

GARY S. BERTHOLD
(Name of Signer)

CEO
(Title of Signer)

FILED 2009 AUG 31 PM 12: 18

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF

NEXXNOW, INC.
(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

Filer's Name Gary S. Berthold

Address 8040-A Six Forks Rd., #135

City, State and Zip Code Raleigh, N.C. 27609

lcc

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED AUG 3 1 2009
TAX $ 0
BY: [illegible]

ERIE

NOTE: This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $60 filing fee, plus the required tax on shares pursuant to §180 of the Tax Law, if applicable.

For Office Use Only

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